UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2019

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL		60173
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CECO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Career Education Corporation entered into a letter of intent as of September 26, 2019 to settle the previously disclosed approximately 310 remaining individual arbitration claims which were filed against Western Culinary Institute, Ltd. (“WCI”) involving students who attended WCI from approximately 2008 to 2010. The settlement, which will be in the form of a class settlement, is for a total amount of $7.1 million which includes all attorneys’ fees and costs. The institution is no longer in operation and closed in 2017. The Company believes this resolves the last remaining legacy action related to its previously closed schools and is pleased it can now focus solely on its Universities going forward.

The Company expects its financial statements for the quarter ended September 30, 2019 to reflect a reserve of $7.1 million related to this matter. The one-time settlement expense is expected to result in substantial net savings for the Company compared to the significant long-term cost of participating in multiple individual arbitrations. The settlement does not affect the Company’s previously provided 2019 adjusted operating income outlook because the expenses relating to the settlement are added back in when calculating adjusted operating income. The Company’s management will discuss its outlook and any updates thereto during the Company’s third quarter 2019 earnings conference call, which is expected to be held in early November.

The Company makes no admission of liability pursuant to the terms of the settlement. The settlement is subject to final court approval. Payment of the $7.1 million will be made after final court approval, which the Company currently expects to occur in the first quarter of 2020. Unless they opt out, all claims against the Company alleged in the cases by settlement class members will be dismissed with prejudice. The Company will have the option of withdrawing from the settlement if a specified number of individuals opt out of the settlement.

For additional information about this matter and the company’s previously provided 2019 outlook (including the key assumptions and factors underlying the outlook and the related GAAP to non-GAAP reconciliations), see Note 8 “Contingencies” to the unaudited condensed consolidated financial statements and Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” respectively, in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2019.

Cautionary Statement Regarding Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements, including statements about the expected effects of the settlement. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, uncertainties regarding court approval and the level of participation in the settlement by the settlement class members. Except to the extent required by law, the Company disclaims any obligations to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated: October 1, 2019